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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------



                                    FORM 8-K




     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


              Date of report:                 SEPTEMBER 9, 1997
     (Date of earliest event reported)       (September 4, 1997)


                           ESSEX PROPERTY TRUST, INC.
                          (Exact name of Registrant as
                            Specified in its Charter)

                                    MARYLAND
                          (State or Other Jurisdiction
                                of Incorporation)

                                     1-13106
                            (Commission File Number)

                                   77-0369576
                        (IRS Employer Identification No.)


                              777 CALIFORNIA AVENUE
                               PALO ALTO, CA 94304
                                 (650) 494-3700
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)









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Item 5.  OTHER EVENTS.

         Essex Property Trust, Inc. (the "Company"), Essex Portfolio, L.P. and Lehman Brothers Inc. ("Lehman Brothers") have entered into a Purchase Agreement dated September 4, 1997, and the Company, and Lehman Brothers have entered into a Pricing Agreement dated September 4, 1997, pursuant to which (i) Lehman Brothers has agreed to purchase a total of 1,300,000 shares of Common Stock (the "Shares") of the Company (and up to an additional 195,000 shares pursuant to an over-allotment option) for a purchase price of $31 per share, resulting in aggregate net proceeds to the Company of approximately $40.2 million (and $46.245 million if the over-allotment option is exercised in full); (ii) Lehman Brothers will offer the Shares for sale to the public at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, and (iii) Lehman Brothers has committed to purchase all such Shares if any are purchased.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         The exhibits listed in the accompanying Index to Exhibits are filed as part of this Current Report on Form 8-K.



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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 ESSEX PROPERTY, INC.



September 8, 1997                           By:      /s/ Mark J. Mikl
                                                ------------------------------
                                                         Mark J. Mikl
                                               Controller (Authorized Officer
                                               and Principal Accounting Officer)



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                                  EXHIBIT INDEX


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      EXHIBIT                                DESCRIPTION
- --------------------    -------------------------------------------------------------------
        1.1             Purchase Agreement dated September 4, 1997 by and between Essex
                        Property Trust, Inc. and Lehman Brothers Inc.

        1.2             Pricing Agreement dated September 4, 1997 by and between Essex
                        Property Trust, Inc. and Lehman Brothers Inc.

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